Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-152212, File No. 333-167323, File No. 333-182412 on Form S-8 and Registration Statement File No. 333-152211 on Form S-3 of ENB Financial Corp of our report dated March 29, 2018, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of ENB Financial Corp for the year ended December 31, 2017.

Cranberry Township, Pennsylvania

March 29, 2018

S.R. Snodgrass, P.C. • 2009 Mackenzie Way, Suite 340 • Cranberry Township, Pennsylvania 16066 • Phone: (724) 934-0344 • Fax: (724) 934-0345

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